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                                                               EXHIBIT 23.2



                        CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 22, 1996 on our audits of the consolidated financial statements of Jerry's Famous Deli, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995, which report is included in the Company's Annual Report on Form 10-K.




                                                COOPERS & LYBRAND L.L.P.

Los Angeles, California
October 17, 1996